Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces New Community Investment Initiatives

DEFIANCE, Ohio, January 26, 2018 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, and private client services, today announced a number of “tax-redirection” initiatives the Company will implement amongst the communities and individuals it serves.

The recently enacted Tax Cuts and Jobs Act had a significant effect on earnings in the fourth quarter as it added $1.7 million in net income, or $0.27 per diluted share, to the Company’s results. As a result of the anticipated positive impact to the Company’s results in 2018 and beyond, SB Financial is pursuing a number of investment initiatives for its stakeholders.

“Our holistic approach to client care, and our commitment to the communities and investors we serve continue to set us apart from our peers,” said Mark A. Klein, Chairman, President and CEO of SB Financial. “We plan to invest a large portion of our 2018 tax savings toward promoting the betterment of the communities we serve, the staff we employ and the clients we value.”

Among the many investment initiatives SB Financial will undertake, the Company will be engaging each of its 250 employees to help implement a “community volunteerism” directive with a focus on serving the communities with the greatest need. In addition to pay increases and one-time discretionary bonuses, the Company is emphasizing and rewarding employees for participating in philanthropic activities and will also expand a pool of funds that target improving the quality of life for community residents. SB Financial also plans to launch a marketing campaign to further the Company’s “Stepping out into our Communities” initiative.

“SB Financial remains committed and focused on expanding its digital banking strategies for a more intimate, client experience,” continued Mr. Klein. “This includes optimizing our website for mobile device use, expanded security, and exploring the channels in which our clients can communicate with us more efficiently. We also intend to leverage our status as a preferred SBA lender by increasing our level of SBA loans in 2018 in order to assist growing, capital constrained entrepreneurs, as well as those undergoing generational ownership changes.”

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 20 banking centers; 19 in nine Ohio counties and one center in Fort Wayne, Indiana, and 24 full-service ATMs. The Company has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2017, SB Financial was ranked #145 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

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